EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
OF THE SECURITIES EXCHANGE ACT OF 1934

AND 18 U.S.C. SECTION 1350

Each of the undersigned hereby certifies, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, in his capacity as an officer of Veritone, Inc., that, to his knowledge, the Quarterly Report on Form 10-Q/A of Veritone, Inc. for the period ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Veritone, Inc.

Date: August 15, 2022	By:	/s/ Chad Steelberg
Chad Steelberg
Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

Date: August 15, 2022	By:	/s/ Michael L. Zemetra
Michael L. Zemetra
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by 18 U.S.C. Section 1350 has been provided to Veritone, Inc. and will be retained by Veritone, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.